1 Midland States Bancorp, Inc. NASDAQ: MSBI Third Quarter 2023 Earnings Presentation

22 Forward-Looking Statements. This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements expressing management’s current expectations, forecasts of future events or long-term goals may be based upon beliefs, expectations and assumptions of the Company’s management, and are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. All statements in this presentation speak only as of the date they are made, and the Company undertakes no obligation to update any statement. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements including changes in interest rates and other general economic, business and political conditions, the impact of inflation, continuing effects of the failures of Silicon Valley Bank and Signature Bank, increased deposit volatility and potential regulatory developments. These risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. Additional information concerning the Company and its businesses, including additional factors that could materially affect the Company’s financial results, are included in the Company’s filings with the Securities and Exchange Commission. Use of Non-GAAP Financial Measures. This presentation may contain certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures include “Adjusted Earnings,” "Adjusted Earnings Available to Common Shareholders," “Adjusted Diluted Earnings Per Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted Pre-Tax, Pre-Provision Income,” “Adjusted Pre-Tax, Pre-Provision Return on Average Assets,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share,” “Tangible Book Value Per Share excluding Accumulated Other Comprehensive Income,”and “Return on Average Tangible Common Equity.” The Company believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore this presentation may not be comparable to other similarly titled measures as presented by other companies. Reconciliations of these non-GAAP measures are provided in the Appendix section of this presentation.

33 Company Snapshot • Illinois state-chartered community bank founded in 1881 • $8.0 billion in assets • $3.5 billion Wealth Management business • Commercial bank focused on in-market relationships with national diversification in equipment finance • 53 branches in Illinois and Missouri • 16 successful acquisitions since 2008 Financial Highlights as of September 30, 2023 $8.0 Billion Total Assets $6.3 Billion Total Loans $6.4 Billion Total Deposits $3.5 Billion Assets Under Administration YTD ROAA: 1.04% YTD Return on TCE(1): 15.22% TCE/TA: 6.09% YTD PTPP(1) ROAA: 1.70% Dividend Yield: 5.84 % Price/Tangible Book: 0.93x Price/LTM EPS: 5.5x Notes: (1) Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix.

4 Business and Corporate Strategy 4 Customer-Centric Culture Drive organic growth by focusing on customer service and accountability to our clients and colleagues; seek to develop bankers who create dynamic relationships; pursue continual investment in people; maintain a core set of institutional values, and build a robust technology platform that provides customers with a superior banking experience Operational Excellence A corporate-wide focus on driving improvements in people, processes and technology in order to generate further improvement in Midland's operating efficiency and financial performance Enterprise-Wide Risk Management Maintain a program designed to integrate controls, monitoring and risk-assessment at all key levels and stages of our operations and growth; ensure that all employees are fully engaged Accretive Acquisitions Maintain experienced acquisition team capable of identifying and executing transactions that build shareholder value through a disciplined approach to pricing; take advantage of relative strength in periods of market disruption Revenue Diversification Generate a diversified revenue mix and focus on growing businesses that generate strong recurring revenues such as wealth management

5 Successful Execution of Strategic Plan... 5 Total Assets (at period-end in billions) $1.1 $1.6 $1.5 $1.6 $1.7 $2.7 $2.9 $3.2 $4.4 $5.6 $6.1 $6.9 $7.4 $7.9 $8.0 Selected Acquisitions 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 3Q 2023 CAG R si nce 201 6 IP O: 1 4% CAGR: 15% Selected Acquisitions: Total Assets at Time of Acquisition (in millions) 2009: Strategic Capital Bank ($540) 2010: AMCORE Bank ($500) 2014: Love Savings/Heartland Bank ($889) 2017: Centrue Financial ($990) 2018: Alpine Bancorp ($1,243) 2019: HomeStar Financial Group ($366)

6 ...Leads to Creation of Shareholder Value 6 Tangible Book Value Per Share(1) 22 Consecutive Years of Dividend Increases $17.31 $17.00 $18.64 $19.31 $21.66 $20.94 $21.98 $17.22 $17.09 $18.34 $18.80 $21.42 $24.72 $26.66 Tangible Book Value Per Share TBV/Share ex. AOCI 2017 2018 2019 2020 2021 2022 3Q 2023 TBV/Share ex. AOCI CAGR: 7.9% Dividends Declared Per Share $0.80 $0.88 $0.97 $1.07 $1.12 $1.16 $1.20 2017 2018 2019 2020 2021 2022 3Q 2023 (annualized) CAGR: 7.0% Notes: (1) Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix.

7 ...And Increased Profitability 7 Adjusted Diluted EPS(1) CAGR: 14.9% Adjusted ROATCE(1) 11.32% 15.00% 14.44% 9.24% 18.33% 18.59% 15.80% 2017 2018 2019 2020 2021 2022 YTD 2023 Notes: (1) Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix. $1.89 $2.39 $2.54 $1.70 $3.65 $3.79 2017 2018 2019 2020 2021 2022 Adjusted Diluted EPS data and CAGR through 2022

8 Overview of 3Q23 Strong Financial Performance Stable Deposit Base Conservative Underwriting and Pricing Criteria Results in Small Decline in Total Loans Stable Asset Quality and Increase in Capital Ratios 8 • Net income available to common shareholders of $15.8 million, or $0.71 diluted EPS • 3Q23 results include net loss of $0.07 per share related to balance sheet repositioning that should increase EPS going forward • Pre-tax, pre-provision earnings(1) of $33.1 million • ROAA of 0.91% and ROTCE of 13.03% • Total deposits essentially unchanged from end of prior quarter • Loan-to-deposit ratio declined to 98% from 99% at end of prior quarter • Increase in brokered time deposits to offset other high cost funding • Selective approach to new loan production in current environment with focus on clients that provide full banking relationships • New loan production net of payoffs/paydowns in the quarter helped offset continued runoff in GreenSky portfolio and the planned reduction in equipment finance • Asset quality metrics relatively consistent with prior quarter • Strong financial performance and prudent balance sheet management resulted in increase in most capital ratios • CET1 ratio increased 13bps to 8.16% at the end of the current quarter Notes: (1) Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix.

9 Loan Portfolio 9 • Total loans decreased $86.5 million from prior quarter to $6.28 billion • Decrease primarily driven by decline in equipment finance portfolio of $50.7 million and continued runoff of GreenSky portfolio of $62.8 million • Growth in construction portfolio driven by fundings on existing lines, primarily for multifamily • We expect the equipment finance balances to continue to decrease in order to reduce our concentration within overall loan portfolio Loan Portfolio Mix (in millions, as of quarter-end) 3Q 2023 2Q 2023 3Q 2022 Commercial loans and leases $ 2,057 $ 2,108 $ 1,994 Commercial real estate 2,412 2,444 2,466 Construction and land development 417 367 226 Residential real estate 375 371 356 Consumer 1,020 1,077 1,156 Total Loans $ 6,281 $ 6,367 $ 6,198 Total Loans ex. Commercial FHA Lines $ 6,232 $ 6,337 $ 6,144 $6,198 $6,306 $6,354 $6,367 $6,281 4.83% 5.26% 5.65% 5.80% 5.93% Total Loans Average Loan Yield 3Q 2022 4Q 2022 1Q 2023 2Q 2023 3Q 2023 Total Loans and Average Loan Yield (in millions, as of quarter-end)

10 Total Deposits 10 • Total deposits decreased $21.5 million from end of prior quarter • Noninterest-bearing deposits relatively stable as continued movement of funds into interest-bearing accounts was offset by new commercial and small business relationships • Managing rates on deposits in order to continue growing our deposit base through new and expanded relationships with retail and commercial clients • Increase in brokered CDs replaced other higher cost funding Deposit Mix (in millions, as of quarter-end) 3Q 2023 2Q 2023 3Q 2022 Noninterest-bearing demand $ 1,155 $ 1,163 $ 1,362 Interest-bearing: Checking $ 2,572 $ 2,500 $ 2,568 Money market $ 1,091 $ 1,226 $ 1,125 Savings $ 582 $ 624 $ 704 Time $ 886 $ 841 $ 621 Brokered time $ 119 $ 73 $ 14 Total Deposits $ 6,405 $ 6,427 $ 6,395 $6,395 $6,365 $6,425 $6,427 $6,405 0.65% 1.23% 1.70% 2.09% 2.32% Total Deposits Cost of Deposits 3Q 2022 4Q 2022 1Q 2023 2Q 2023 3Q 2023 Total Deposits and Cost of Deposits (in millions, as of quarter-end)

11 Deposit Summary as of September 30, 2023 11 Deposits by Channel (in millions) Commercial Deposits by NAICS Code (in millions) 22.9% 13.3% 5.8% 9.3%1.4% 7.9% 1.5% 4.1% 4.1% 2.2% 3.7% 1.2% 3.4% 4.6% 11.9% 2.7% Finance & Insurance RE, Rental & Leasing Manufacturing Other Services Skilled/Memory Care Construction Admin, Support, Waste Mgmt & Remediation Retail Trade Agriculture, Forestry, Fishing & Hunting Wholesale Trade Professional, Scientific & Tech Services Gasoline Station & C Stores Accom & Food NAICS code unavailable All Other Health Care All Other category made up of over 110 NAICS with Regulation of Agricultural Marketing and Commodities being the largest at $16 million $6.41 billion $0.94 billion $2,756 43.0% $940 14.7% $1,019 15.9% $326 5.1% $228 3.6% $711 11.1% $425 6.6% Retail Deposits Commercial Deposits Servicing Deposits Public Funds Brokered Deposits ICS Reciprocal Other

12 Uninsured Deposits 12 Average Deposit Balance per Account = $34,000 Uninsured Deposits (in millions) September 30, 2023 June 30, 2023 Call Report Uninsured Estimate $ 1,737 $ 1,654 Call Report Estimated Uninsured Deposits to Total Deposits 27% 26 % Less: Affiliate Deposits (MSB owned funds) (44) (30) Less: Additional structured FDIC coverage (49) (50) Less: Collateralized Deposits (367) (363) Estimated uninsured deposits excluding items above $ 1,277 $ 1,211 Estimated Uninsured Deposits to Total Deposits 20% 19 % Total Deposits $ 6,405 $ 6,427

13 Investment Portfolio As of September 30, 2023 13 Fair Value of Investments by Type 0.2% 10.7% 62.0% 8.7% 5.9% 2.7% 9.8% Treasuries US GSE & US Agency MBS - agency MBS - non agency State & Muni CLOs Corporate • All Investments are classified as Available for Sale • Average T/E Yield is 3.60% for 3Q23 • Average Duration is 5.19 years • Purchased $59 million with T/E Yield of 6.07%, Sold $71 million with T/E Yield of 2.46% in 3Q23 Investments by Yield and DurationInvestment Mix & Unrealized Gain (Loss) (in millions) Fair Value Book Value Unrealized Gain (Loss) Treasuries $ 2 $ 2 $ — US GSE & US Agency 89 93 (4) MBS - agency 517 613 (96) MBS - non agency 73 78 (5) State & Municipal 50 60 (10) CLOs 22 23 (1) Corporate 82 95 (13) Total Investments $ 835 $ 964 $ (129) Duration Yi el d 0 1 2 3 4 5 6 7 8 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% $835 million

14 Balance Sheet Repositioning 3Q23 14 Financial Impact (after tax) (in millions) 3Q2023 Ongoing Annualized Company-Owned Life Insurance Optimization Surrendered policies - $51 million at 2.19%; tax penalty of $4.5 million $ (4.5) $ (1.1) Purchased policies - $100 million at 4.56%; enhancement fee of $6.6 million 6.6 4.6 Net income on company-owned life insurance transactions $ 2.1 $ 3.5 Other Balance Sheet repositioning transactions Sold investment securities - $71 million at 2.46%; loss of $4.9 million $ (3.6) $ (1.2) Retired FHLB advances - $17 million at 5.45%; retired at par — 0.7 Net loss on other transactions $ (3.6) $ (0.5) After tax impact $ (1.5) $ 3.0 EPS $ (0.07) $ 0.13 *Approximate 6-month earn-back

15 Liquidity Overview 15 Liquidity Sources (in millions) September 30, 2023 June 30, 2023 Cash and Cash Equivalents $ 132.1 $ 160.7 Unpledged Securities 258.1 343.5 FHLB Committed Liquidity 883.9 857.2 FRB Discount Window Availability* 759.8 184.1 Total Estimated Liquidity $ 2,033.9 $ 1,545.5 Conditional Funding Based on Market Conditions Additional Credit Facility $ 364.0 $ 330.0 Brokered CDs (additional capacity) $ 500.0 $ 400.0 *Improved liquidity through additional pledging to FRB discount window.

16 Net Interest Income/Margin 16 • Net interest income down slightly from prior quarter as higher average balance of interest-earning assets was offset by an increase in cost of interest-bearing liabilities • As expected, net interest margin stabilized with just a 3 bp decrease from prior quarter as the increase in cost of deposits slightly exceeded the increase in the average yield on earning assets • Average rate on new and renewed loan originations decreased 15 bps to 7.86% in September 2023 from 8.01% in June 2023 • Net interest margin expected to continue to be relatively stable as the pace of Fed rate increases slow, loan portfolio continues to reprice, and the impact of repositioning in the investment portfolio is realized Net Interest Income (in millions) Net Interest Margin $64.0 $63.6 $60.5 $58.8 $58.6 $0.5 $0.3 $0.4 $0.4 $0.2 NII Accretion Income 3Q 2022 4Q 2022 1Q 2023 2Q 2023 3Q 2023 3.63% 3.50% 3.39% 3.23% 3.20% 0.03% 0.02% 0.02% 0.02% 0.01% NIM Accretion Income 3Q 2022 4Q 2022 1Q 2023 2Q 2023 3Q 2023

Loans & Securities - Repricing and Maturity

Total Loans and Leases (net of unearned income)[1]

(in millions)

As of September 30, 2023	Repricing Term								Rate Structure	
	3 mos or less	3-12 mos	1-3 years	3-5 years	5-10 years	10-15 years	Over 15 years	Total	Adjustable Rate	Fixed Rate
Commercial loans and leases	$ 587	$ 417	$ 606	$ 357	$ 56	$ 4	$ 30	$2,057	$ 616	$ 1,441
Commercial real estate	678	369	668	458	190	15	34	2,412	862	1,550
Construction and land	155	115	97	37	10	—	3	417	277	140
Residential real estate	63	37	44	52	113	49	17	375	176	199
Consumer	255	243	486	29	7	—	—	1,020	1	1,019
Total	$1,738	$1,181	$1,901	$ 933	$ 376	$ 68	$ 84	$6,281	$ 1,932	$ 4,349
% of Total	28 %	19 %	30 %	15 %	6 %	1 %	1 %	100 %	31 %	69 %
Weighted Average Rate	7.59 %	6.02 %	5.30 %	5.17 %	4.71 %	4.24 %	0.90 % [2]	5.94 %	7.57 %	5.22 %

Investment Securities Available for Sale[3]

(in millions)

As of September 30, 2023	Maturity & Projected Cash Flow Distribution					
	1 year or less	1-3 years	3-5 years	5-10 years	Over 10 years	Total
Amortized Cost	$ 129	$ 165	$ 141	$ 345	$ 183	$ 963
% of Total	13 %	17 %	15 %	36 %	19 %	100 %

Notes:

(1) Based on projected principal payments for all loans plus the next reset for floating and adjustable rate loans and the maturity date of fixed rate loans.

(2) Over 15 years category includes all nonaccrual loans and leases.

(3) Projected principal cash flows for securities. Differences between amortized cost and total principal are included in Over 10 years.

Midland States Bancorp, Inc.

17

18 Wealth Management 18 • Assets under administration and Wealth Management fees remained relatively stable from 2Q23 to 3Q23, as declines in market values were partially offset by addition of new client assets from new business development efforts • Formed Midland Wealth Advisors, a registered investment advisor 2Q23 • Implementing additional technology, expected to go live 4Q23 • Adding to team, including investment officers and wealth advisors, one wealth advisor in 3Q23 with more expected in 4Q23 Assets Under Administration (in millions) Wealth Management Revenue (in millions) $3,355 $3,505 $3,503 $3,595 $3,501 3Q 2022 4Q 2022 1Q 2023 2Q 2023 3Q 2023 $6.20 $6.23 $6.41 $6.27 $6.29 3Q 2022 4Q 2022 1Q 2023 2Q 2023 3Q 2023

19 Noninterest Income 19 • Noninterest income decreased 3% from prior quarter • 3Q23 noninterest income included $5.0 million loss on sale of investment securities and $6.6 million enhancement fee on company-owned life insurance resulting from balance sheet repositioning • Excluding impact of balance sheet repositioning, most line items were relatively consistent with the prior quarter • Noninterest income expected to be in the range of $17.2 - $17.5 million in 4Q23 Noninterest Income (in millions) $15.8 $33.8 $15.8 $18.8 $18.2 Wealth Management Interchange Service Charges on Deposits Residential Mortgage All Other 3Q 2022 4Q 2022 1Q 2023 2Q 2023 3Q 2023

20 Noninterest Expense and Operating Efficiency 20 Noninterest Expense and Efficiency Ratio (1) (Noninterest expense in millions) $43.5 $44.5 $42.9 $42.0 $49.9 $3.3 54.3% 58.3% 57.6% 55.0% 55.8% Total Noninterest Expense Adjustments to Noninterest Expense Efficiency Ratio 3Q 2022 4Q 2022 1Q 2023 2Q 2023 3Q 2023 • Efficiency Ratio (1) was 55.8% in 3Q 2023 vs. 55.0% in 2Q 2023 • Disciplined expense control resulted in slight declines in most line items compared to the prior quarter • Near-term operating expense run-rate expected to be approximately $43.5 - $44.5 million ◦ Favorable heath care claims in 3Q not expected to continue ◦ Staffing additions to support growth in BaaS, Wealth, and Community Banking Notes: (1) Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix.

21 Asset Quality 21 • Nonperforming loans increased $1.1 million primarily due to one commercial loan as well as increases in the equipment finance portfolio • Net charge-offs to average loans was 0.22% • Provision for credit losses on loans of $5.2 million, primarily related to increases in past dues for the equipment finance portfolio, other Q factors, and decreases to specific reserves Nonperforming Loans / Total Loans (Total Loans as of quarter-end) NCO / Average Loans 0.76% 0.78% 0.80% 0.86% 0.89% 3Q 2022 4Q 2022 1Q 2023 2Q 2023 3Q 2023 0.21% 0.03% 0.14% 0.19% 0.22% 3Q 2022 4Q 2022 1Q 2023 2Q 2023 3Q 2023

22 Changes in Allowance for Credit Losses 22 ($ in thousands) ▪ Changes to specific reserves ▪ New Loans ▪ Changes in Credit quality including risk rating ▪ Changes in portfolio mix ▪ Aging of existing portfolio ▪ Other charge-offs and recoveries ▪ Change to macro- economic variables and forecasts ▪ Changes to other economic qualitative factors $64,950 $(1,541) $3,207 $53 $66,669 ACL June 30, 2023 Specific Reserves Portfolio Changes Economic Factors ACL September 30, 2023

23 ACL by Portfolio 23 ($ in thousands) September 30, 2023 June 30, 2023 Portfolio Loans ACL % of Total Loans Loans ACL % of Total Loans Commercial $ 874,004 $ 7,563 0.87% $ 875,295 $ 5,180 0.59 % Warehouse Lines 48,547 — — % 30,522 — — % Commercial Other 697,235 11,847 1.70% 732,616 10,110 1.38 % Equipment Finance Loans 578,931 11,361 1.96% 614,633 9,743 1.59 % Equipment Finance Leases 485,460 9,436 1.94% 500,485 7,542 1.51 % CRE non-owner occupied 1,636,168 16,253 0.99% 1,647,680 20,544 1.25 % CRE owner occupied 439,642 5,265 1.20% 453,514 5,711 1.26 % Multi-family 269,708 2,583 0.96% 273,939 2,676 0.98 % Farmland 66,646 510 0.77% 68,862 494 0.72 % Construction and Land Development 416,801 3,530 0.85% 366,631 3,189 0.87 % Residential RE First Lien 313,638 5,038 1.61% 311,796 4,952 1.59 % Other Residential 61,573 660 1.07% 59,690 599 1.00 % Consumer 111,432 847 0.76% 108,619 804 0.74 % Consumer Other(1) 908,576 3,137 0.35% 968,217 3,149 0.33 % Total Loans 6,280,883 66,669 1.06% 6,367,344 64,950 1.02 % Loans (excluding BaaS portfolio(1) and warehouse lines) 5,235,382 63,090 1.21% 5,276,170 61,436 1.16 % Notes: (1) Primarily consists of loans originated through GreenSky relationship

24 Outlook 24 • Prudent risk management will remain top priority while economic uncertainty remains with business development efforts focused on adding new commercial and retail deposit relationships • Continue generating strong financial performance while maintaining conservative approach to new loan production to build capital and liquidity • Planned reduction in the consumer portfolio will continue to be utilized to fund new commercial loan production, add to the securities portfolio and pay off higher cost funding sources with net impact likely being earnings neutral, but capital accretive • Modest additional repositioning in the investment portfolio should continue to support increase in average yields and a stable net interest margin • Maintain disciplined expense management while also making long-term investments to support growth in Wealth Management business and development of Banking-as-a-Service platform • Two Banking-as-a-Service partnerships launching in 4Q23 focused on low-cost deposit generation and fee income with BaaS initiative expected to start making a meaningful contribution during 2024 • Strength of balance sheet expected to provide opportunities to capitalize on current environment to add new clients that will contribute to continued long-term profitable growth and increase in franchise value

25 APPENDIX 25

2626 Industries as a percentage of Commercial, CRE and Equipment Finance Loans and Leases with outstanding balances of $4.89 billion as of 9/30/2023 ($s in millions) RE/Rental & Leasing $1,533.9 31.4% All Others $622.8 12.7% Skilled Nursing $468.8 9.6% Construction - General $336.7 6.9% Manufacturing $245.0 5.0% Finance and Insurance $317.8 6.5% Accommodation & Food Svcs $230.8 4.7% Trans./Ground Passenger $206.8 4.2% Assisted Living $131.5 2.7% Ag., Forestry, & Fishing $146.9 3.0% General Freight Trucking $221.4 4.5% Retail Trade $175.3 3.6% Wholesale Trade $75.2 1.5% Other Services $100.2 2.1% Commercial Loans and Leases by Industry Health Care $72.7 1.5%

27 Commercial Real Estate Portfolio by Collateral Type 27 CRE Concentration (as of September 30, 2023) CRE as a % of Total Loans 38.4% CRE as a % of Total Risk-Based Capital (1) 262.0% Notes: (1) Represents non-owner occupied CRE loans only Collateral type as a percentage of the Commercial Real Estate and Construction Portfolio with outstanding balances of $2.83 billion as of September 30, 2023 ($s in millions) Skilled Nursing $469.6 16.6% Retail $439.5 15.5% Multi-Family $485.3 17.2% Industrial/Warehouse $218.6 7.7% Assisted Living $157.9 5.6% Hotel/Motel $165.9 5.9% All Other $183.7 6.5% Office $147.6 5.2% Farmland $65.2 2.3% Residential 1-4 Family $85.9 3.0% Raw Land $13.8 0.5% Restaurant $35.8 1.3% Mixed Use/Other $85.6 3.0% Medical Building $106.7 3.8% Special Purpose $93.7 3.3% C-Store/Gas Station $74.4 2.6%

28 Capital Ratios and Strategy 28 • Capital initiatives increased CET1 to 8.16% from 7.77% at 12/31/22 with limited buybacks below TBV • Internal capital generated from strong profitability and slower balance sheet growth expected to raise TCE ratio to 7.00%-7.75% by the end of 2024 • Capital actions and strong profitability expected to enable MSBI to raise capital ratios while maintaining current dividend payout Capital Strategy Capital Ratios (as of September 30, 2023) 6.09% 8.16% 9.67% 10.62% 12.84% 11.21% 10.21% 11.21% 12.13% Consolidated Bank Level TCE/TA Common Eq. Tier 1 Tier 1 Leverage Tier 1 RBC Total RBC

2929 MIDLAND STATES BANCORP, INC. RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) Tangible Book Value Per Share For the Year Ended (dollars in thousands, except per share data) 2017 2018 2019 2020 2021 2022 Shareholders' Equity to Tangible Common Equity Total shareholders' equity—GAAP $ 449,545 $ 608,525 $ 661,911 $ 621,391 $ 663,837 $ 758,574 Adjustments: Preferred Stock (2,970) (2,781) — — — (110,548) Goodwill (98,624) (164,673) (171,758) (161,904) (161,904) (161,904) Other intangible assets, net (16,932) (37,376) (34,886) (28,382) (24,374) (20,866) Tangible common equity 331,019 403,695 455,267 431,105 477,559 465,256 Less: Accumulated other comprehensive income (AOCI) 1,758 (2,108) 7,442 11,431 5,237 (83,797) Tangible common equity excluding AOCI $ 329,261 $ 405,803 $ 447,825 $ 419,674 $ 472,322 $ 549,053 Common Shares Outstanding 19,122,049 23,751,798 24,420,345 22,325,471 22,050,537 22,214,913 Tangible Book Value Per Share $ 17.31 $ 17.00 $ 18.64 $ 19.31 $ 21.66 $ 20.94 Tangible Book Value Per Share excluding AOCI $ 17.22 $ 17.09 $ 18.34 $ 18.80 $ 21.42 $ 24.72

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For The Year Ended					
(dollars in thousands, except per share data)	**2017**	**2018**	**2019**	**2020**	**2021**	**2022**
Income before income taxes - GAAP	$ 26,471	$ 50,805	$ 72,471	$ 32,014	$ 99,112	$ 129,838
Adjustments to noninterest income:						
(Gain) on sales of investment securities, net	(222)	(464)	(674)	(1,721)	(537)	230
(Gain) on termination of hedged interest rate swaps	—	—	—	—	(2,159)	(17,531)
Other income	67	(89)	29	17	(48)	—
Total adjustments to noninterest income	(155)	(553)	(645)	(1,704)	(2,744)	(17,301)
Adjustments to noninterest expense:						
Impairment related to facilities optimization	(1,952)	—	(3,577)	(12,847)	—	—
(Loss) gain on mortgage servicing rights held for sale	(4,059)	(458)	490	(1,692)	(222)	(3,250)
FHLB advances prepayment fees	—	—	—	(4,872)	(8,536)	—
Loss on repurchase of subordinated debt	—	—	(1,778)	(193)	—	—
Integration and acquisition expenses	(17,738)	(24,015)	(5,493)	(2,309)	(4,356)	(347)
Total adjustments to noninterest expense	(23,749)	(24,473)	(10,358)	(21,913)	(13,114)	(3,597)
Adjusted earnings pre tax - non-GAAP	50,065	74,725	82,184	52,223	109,482	116,134
Adjusted earnings tax	15,170	17,962	19,358	12,040	26,261	27,113
Adjusted earnings - non-GAAP	34,895	56,763	62,826	40,183	83,221	89,021
Preferred stock dividends, net	83	141	46	—	—	3,169
Adjusted earnings available to common shareholders	$ 34,812	$ 56,622	$ 62,780	$ 40,183	$ 83,221	$ 85,852
Adjusted diluted earnings per common share	$ 1.89	$ 2.39	$ 2.54	$ 1.70	$ 3.65	$ 3.79
Adjusted return on average tangible common equity	11.32 %	15.00 %	14.44 %	9.24 %	18.33 %	18.59 %

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Midland States Bancorp, Inc.

3131 MIDLAND STATES BANCORP, INC. RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) Adjusted Earnings Reconciliation For The Quarter Ended September 30, June 30, March 31, December 31, September 30, (dollars in thousands, except per share data) 2023 2023 2023 2022 2022 Income before income taxes - GAAP $ 29,575 $ 28,820 $ 28,666 $ 43,902 $ 29,380 Adjustments to noninterest income: Loss on sales of investment securities, net 4,961 869 648 — 129 (Gain) on termination of hedged interest rate swaps — — — (17,531) — (Gain) on repurchase of subordinated debt — (676) — — — Company-owned life insurance enhancement fee (6,640) — — — — Total adjustments to noninterest income (1,679) 193 648 (17,531) 129 Adjustments to noninterest expense: (Loss) on mortgage servicing rights held for sale — — — (3,250) — Integration and acquisition expenses — — — — 68 Total adjustments to noninterest expense — — — (3,250) 68 Adjusted earnings pre tax - non-GAAP 27,896 29,013 29,314 29,621 29,441 Adjusted earnings tax 8,389 7,297 7,069 7,174 5,873 Adjusted earnings - non-GAAP 19,507 21,716 22,245 22,447 23,568 Preferred stock dividends 2,229 2,228 2,228 — — Adjusted earnings available to common shareholders $ 17,278 $ 19,488 $ 20,017 $ 22,447 $ 23,568 Adjusted diluted earnings per common share $ 0.78 $ 0.87 $ 0.88 $ 0.85 $ 1.04 Adjusted return on average assets 0.98% 1.10% 1.15% 1.13% 1.22 % Adjusted return on average shareholders' equity 10.03% 11.21% 11.76% 11.89% 13.34 % Adjusted return on average tangible common equity 14.24% 16.10% 17.11% 16.80% 20.24 % Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation For the Quarter Ended September 30, June 30, March 31, December 31, September 30, (dollars in thousands) 2023 2023 2023 2022 2022 Adjusted earnings pre tax - non-GAAP $ 27,896 $ 29,013 $ 29,314 $ 29,621 $ 29,441 Provision for credit losses 5,168 5,879 3,135 3,544 6,974 Impairment on commercial mortgage servicing rights — — — — — Adjusted pre-tax, pre-provision earnings - non-GAAP $ 33,064 $ 34,892 $ 32,449 $ 33,165 $ 36,415 Adjusted pre-tax, pre-provision return on average assets 1.66% 1.76% 1.67% 1.68% 1.89%

3232 MIDLAND STATES BANCORP, INC. RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued) Efficiency Ratio Reconciliation For the Quarter Ended September 30, June 30, March 31, December 31, September 30, 2023 2023 2023 2022 2022 (dollars in thousands) Noninterest expense - GAAP $ 42,038 $ 42,894 $ 44,482 $ 49,943 $ 43,496 Loss on mortgage servicing rights held for sale — — — (3,250) — Integration and acquisition expenses — — — — 68 Adjusted noninterest expense $ 42,038 $ 42,894 $ 44,482 $ 46,693 $ 43,564 Net interest income - GAAP $ 58,596 $ 58,840 $ 60,504 $ 63,550 $ 64,024 Effect of tax-exempt income 205 195 244 286 307 Adjusted net interest income 58,801 59,035 60,748 63,836 64,331 Noninterest income - GAAP 18,185 18,753 15,779 33,839 15,826 Impairment on commercial mortgage servicing rights — — — — — Loss on sales of investment securities, net 4,961 869 648 — 129 (Gain) on termination of hedged interest rate swaps — — — (17,531) — (Gain) on repurchase of subordinated debt — (676) — — — Company-owned life insurance enhancement fee (6,640) — — — — Adjusted noninterest income 16,506 18,946 16,427 16,308 15,955 Adjusted total revenue $ 75,307 $ 77,981 $ 77,175 $ 80,144 $ 80,286 Efficiency ratio 55.82% 55.01% 57.64% 58.26% 54.26%

3333 MIDLAND STATES BANCORP, INC. RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued) Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share As of September 30, June 30, March 31, December 31, September 30, (dollars in thousands, except per share data) 2023 2023 2023 2022 2022 Shareholders' Equity to Tangible Common Equity Total shareholders' equity—GAAP $ 764,250 $ 776,821 $ 775,643 $ 758,574 $ 739,279 Adjustments: Preferred Stock (110,548) (110,548) (110,548) (110,548) (110,548) Goodwill (161,904) (161,904) (161,904) (161,904) (161,904) Other intangible assets, net (17,238) (18,367) (19,575) (20,866) (22,198) Tangible common equity $ 474,560 $ 486,002 $ 483,616 $ 465,256 $ 444,629 Less: Accumulated other comprehensive income (AOCI) (101,181) (84,719) (77,797) (83,797) (78,383) Tangible common equity excluding AOCI $ 575,741 $ 570,721 $ 561,413 $ 549,053 $ 523,012 Total Assets to Tangible Assets: Total assets—GAAP $ 7,975,925 $ 8,034,721 $ 7,930,174 $ 7,855,501 $ 7,821,877 Adjustments: Goodwill (161,904) (161,904) (161,904) (161,904) (161,904) Other intangible assets, net (17,238) (18,367) (19,575) (20,866) (22,198) Tangible assets $ 7,796,783 $ 7,854,450 $ 7,748,695 $ 7,672,731 $ 7,637,775 Common Shares Outstanding 21,594,546 21,854,800 22,111,454 22,214,913 22,074,740 Tangible Common Equity to Tangible Assets 6.09% 6.19% 6.24% 6.06% 5.82 % Tangible Book Value Per Share $ 21.98 $ 22.24 $ 21.87 $ 20.94 $ 20.14 Tangible Book Value Per Share excluding AOCI $ 26.66 $ 26.11 $ 25.39 $ 24.72 $ 23.69 Return on Average Tangible Common Equity (ROATCE) For the Quarter Ended September 30, June 30, March 31, December 31, September 30, (dollars in thousands) 2023 2023 2023 2022 2022 Net income available to common shareholders $ 15,813 $ 19,347 $ 19,544 $ 29,703 $ 23,521 Average total shareholders' equity—GAAP $ 771,625 $ 776,791 $ 767,186 $ 749,183 $ 700,866 Adjustments: Preferred Stock (110,548) (110,548) (110,548) (110,548) (54,072) Goodwill (161,904) (161,904) (161,904) (161,904) (161,904) Other intangible assets, net (17,782) (18,937) (20,184) (21,504) (22,859) Average tangible common equity $ 481,391 $ 485,402 $ 474,550 $ 455,227 $ 462,031 ROATCE 13.03% 15.99% 16.70% 25.89% 20.20%